UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 3, 2026

ENVIROTECH VEHICLES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-38078	46-0774222
(Commission File Number)	(IRS Employer Identification No.)
7510 Ardmore Street Houston, TX	77054
(Address of Principal Executive Offices)	(Zip Code)

(870) 970-3355

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.00001 par value	EVTV	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2026, at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Envirotech Vehicles, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved an amendment to the Envirotech Vehicles, Inc. 2017 Equity Incentive Plan (the “2017 Plan”) to (i) increase the number of shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), that may be issued under the 2017 Plan by 890,000 shares, (ii) extend the expiration of the 2017 Plan from 2027 to the 10th anniversary of the approval of such amendment by the Company’s stockholders, (iii) extend the expiration of the annual evergreen provision of the 2017 Plan from 2027 to 2035, and (iv) make other minor reconciling updates (the “Plan Amendment”).

The Plan Amendment is further described in the section entitled “Proposal 4: Approval of Amendment to 2017 Equity Incentive Plan” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 17, 2025 (the “Annual Meeting Proxy Statement”). The foregoing description of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2017 Plan, as amended by the Plan Amendment, which is filed as Appendix A to the Annual Meeting Proxy Statement and incorporated herein by reference.

Item 5.07.         Submission of Matters to a Vote of Security Holders.

On February 3, 2026, the Company reconvened and held the Annual Meeting, which was previously adjourned on each of December 30, 2025, and January 20, 2026, due to a lack of quorum. As of the close of business on November 13, 2025, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 4,829,515 shares of Common Stock outstanding, each of which entitled the holder to one vote on each matter brought before the Annual Meeting. Holders of 2,583,798.58 shares of Common Stock (representing 53.50% of the shares of Common Stock outstanding on the Record Date) were present in person or represented by proxy at the Annual Meeting on February 3, 2026, constituting a quorum.

At the Annual Meeting, the stockholders of the Company voted on the four proposals described in the Annual Meeting Proxy Statement. The results for each matter voted on by the stockholders during the Annual Meeting are set forth below.

Proposal 1

The Company’s stockholders elected the following nominee to serve as a Class II director on the Company’s board of directors to hold office for a three-year term expiring at the Company’s 2028 Annual Meeting of Stockholders or until his successor has been duly elected and qualified or until his earlier resignation, removal or death, as set forth below:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jason Maddox	2,037,708	195,558.58	350,532

Proposal 2

The Company’s stockholders approved the proposal to ratify the appointment of Barton CPA, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
2,391,203	192,291.58	304	—

Proposal 3

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers in fiscal year 2024, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,913,889	273,519.58	45,858	350,532

Proposal 4

The Company’s stockholders approved the Plan Amendment to, among other things, increase the number of shares of Common Stock that may be issued under the 2017 Plan by 890,000 shares, as set forth below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,941,480	272,419.58	19,367	350,532

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
10.1
Envirotech Vehicles, Inc. 2017 Equity Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on November 17, 2025).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROTECH VEHICLES, INC.

Date: February 4, 2026	By:	/s/ Phillip W. Oldridge
Phillip W. Oldridge
Chief Executive Officer